Exhibit 99.1

ChromaDex Expects to Report Record Fourth Quarter as Revenue Increased Approximately 29%

 - Q4 2016 Revenue is Expected to be Approximately $5.6 Million with Full-Year 2016 Revenue of Approximately $26.8 million –

IRVINE, Calif., February 14, 2017 – ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness and nutritional ingredients, that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products, announced today preliminary and unaudited revenue for the fourth quarter ended December 31, 2016 (“Q4 2016”).

The Company expects to report revenue of approximately $5.6 million for Q4 2016, representing an increase of approximately 29% as compared to $4.4 million for the fourth quarter ended January 2, 2016. The increase was primarily driven by ingredient revenue, led by sales of the Company’s patented NIAGEN® brand nicotinamide riboside. No single customer accounted for more than 11% of total expected revenue in Q4 2016.

Full-year 2016 revenue is expected to be approximately $26.8 million, an increase of approximately 22% as compared to $22.0 million for the full-year 2015.

Frank Jaksch, Jr., CEO and co-founder of ChromaDex, commented, “We enter 2017 with outstanding momentum executing on our business plan and strategy. We have entered into more than 100 collaborative pre-clinical and human studies using NIAGEN® with prestigious universities and research institutes. Many of these have commenced or will be starting in 2017.”

Mr. Jaksch continued, “We are now approaching an exciting period where we expect positive results from several pivotal animal and human studies to be published in top-tier scientific journals. Results from these studies, which deepen the validation of NIAGEN®, its function, applications and efficacy, will be a key driver in ChromaDex attracting media attention, building consumer awareness for nicotinamide riboside, and stimulating new business development discussions with large consumer product companies.”

About ChromaDex:
ChromaDex leverages its complementary business units to discover, acquire, develop and commercialize patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (known as Spherix Consulting). As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house chemistry, regulatory and safety consulting business units to develop commercially viable ingredients. Our ingredient portfolio is backed with clinical and scientific research, as well as extensive IP protection. Our portfolio of patented ingredient technologies includes NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin™, anthocyanins derived from a domestically-produced, water-extracted purple corn. To learn more about ChromaDex, please visit www.ChromaDex.com.

Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to audited financial results which may differ from the estimated unaudited financial results disclosed in this release, financial representations, future results of animal and human studies of NIAGEN® and the likelihood of studies to result in positive results, publication or new business with large consumer product companies. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended January 2, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Statements in this press release have not been evaluated by the Food and Drug Administration. Products or ingredients are not intended to diagnose, treat, cure or prevent any disease.

ChromaDex Media Contact:

Breah Ostendorf
Marketing Director
949-537-4103
BreahO@chromadex.com

ChromaDex Investor Contact:

Andrew Johnson
Director of Investor Relations
949-419-0288
AndrewJ@chromadex.com

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